UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 11, 2008
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA 02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement

On April 11, 2008, pursuant to a securities purchase agreement with accredited investors dated March 26, 2008, as amended on April 9, 2008 (the “Purchase Agreement”), we sold 113.5 shares of a newly created series of our preferred stock, designated “Series D Convertible Preferred Stock”, par value $0.00001 per share (the “Series D Preferred Stock”) and issued warrants to purchase 4,365,381 shares of our common stock for an aggregate purchase price of $5,675,000 (the “Series D Financing”). Pursuant to the Purchase Agreement, from and after the closing, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd. and Xmark JV Investment Partners, LLC (collectively, the “Xmark Entities”), will have the right to designate one member to our Board of Directors. This right shall last until such time as the Xmark Entities no longer hold at least one-third of the Series D Preferred Stock issued to them at closing. In addition, the Xmark Entities, Caduceus Master Fund Limited, Caduceus Capital II, L.P., Summer Street Life Sciences Hedge Fund Investors, LLC, UBS Eucalyptus Fund, LLC and PW Eucalyptus Fund, Ltd. (collectively, the “Lead Investors”) will have the right to designate one observer to attend all meetings of our Board of Directors, committees thereof and access to all information made available to members of the Board. This right shall last until such time as the Lead Investors no longer hold at least one-third of the Series D Preferred Stock issued to them at closing.

In connection with the closing of the Series D Financing, the holders of our Series B convertible preferred stock (the “Series B Preferred Stock”), exchanged all 300 of their shares of Series B Preferred Stock for 300 shares of Series D Preferred Stock. Following the exchange, no shares of Series B Preferred Stock are outstanding. The rights and preferences of the Series D Preferred Stock are substantially the same as the Series B Preferred Stock, however the conversion price of the Series D Preferred Stock is $0.65. In addition, the holders of Series B Preferred Stock waived liquidated damages that had accrued from September 7, 2007 through the closing date as a result of our failure to register for resale 100% of the shares of common stock underlying the Series B Preferred Stock and warrants.

Series D Preferred Stock

The shares of Series D Preferred Stock are convertible into shares of our common stock any time after issuance at the option of the holder at $0.65 per share of common stock. If there is an effective registration statement covering the shares of common stock underlying the Series D Preferred Stock and the VWAP, as defined in the Series D Certificate of Designations, of our common stock exceeds $2.00 for 20 consecutive trading days, then the outstanding Series D Preferred Stock will automatically convert into common stock at the conversion price then in effect. The conversion price will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations.

The holders of Series D Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote. The number of votes to which each holder of Series D Preferred Stock is entitled is equal to the number of shares of common stock that would be issued to such holder if the Series D Preferred Stock had been converted at the record date for the meeting of stockholders.

The Series D Preferred Stock has an annual dividend rate of 9%, payable semi-annually on June 30 and December 31. Such dividends may be paid in cash or in registered shares of our common stock at our option, subject to certain conditions.

The Series D Preferred Stock ranks senior to all other outstanding series of preferred stock and common stock as to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs. The Series D preferred stockholders will be entitled to receive first, $50,000 per share and all accrued and unpaid dividends. They are then entitled to participate with the holders of the common stock in the distribution of remaining assets on a pro rata basis. If, upon any winding up of our affairs, assets available to pay the holders of Series D Preferred Stock are not sufficient to permit the payment in full, then all assets will be distributed to the holders of Series D Preferred Stock on a pro rata basis. If we sell, lease or otherwise transfers substantially all of our assets, consummate a business combination in which we are not the surviving corporation or, we are the surviving corporation, if the holders of a majority of the common stock immediately before the transaction do not hold a majority of common stock immediately after the transaction, in one or a series of events, change the majority of the members of the board of directors, or if any person or entity (other than the holders of Series D Preferred Stock) acquires more than 50% of our outstanding stock, then the holders of Series D Preferred Stock are entitled to receive the same liquidation preference as described above, except that after receiving $50,000 per preferred share and any accrued but unpaid dividends, they are not entitled to participate with the common stock in a distribution of the remaining assets

For as long as any shares of Series D Preferred Stock remain outstanding, we are prohibited from (i) paying dividends to our common stockholders, (ii) amending our certificate of incorporation, (iii) issuing any equity security or any security convertible into or exercisable for any equity security at a price of $0.65 or less or with rights senior to the Series D Preferred Stock (except for certain exempted issuances), (iv) increasing the number of shares of Series D Preferred Stock or issuing any additional shares of Series D Preferred Stock, (v) selling or otherwise disposing of all or substantially all our assets or intellectual property or entering into a merger or consolidation with another company unless we are the surviving corporation, the Series D Preferred Stock remains outstanding and there are no changes to the rights and preferences of the Series D Preferred Stock, (vi) redeeming or repurchasing any capital stock other than Series D Preferred Stock, (vii) incurring any new debt for borrowed money in excess of $500,000 and (viii) changing the number of our directors. The Company is required to reserve, out of authorized shares of common stock, 100% of the number of shares of common stock into which Series D Preferred Stock is convertible.

Common Stock Purchase Warrants

The common stock purchase warrants issued to the investors are exercisable for an aggregate of 4,365,381 shares of our common stock at an exercise price of $0.65 and expire in April 2013. If after the six-month anniversary of the date of issuance of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon the exercise of the warrants, the holder may conduct a cashless exercise whereby the holder may elect to pay the exercise price by having us withhold, upon exercise, shares having a fair market value equal to the applicable aggregate exercise price. In the event of a cashless exercise, we would receive no proceeds from the sale of our common stock in connection with such exercise.

The warrant exercise price and/or number of warrants is subject to adjustment only for stock dividends, stock splits or similar capital reorganizations so that the rights of the warrant holders after such event will be equivalent to the rights of warrant holders prior to such event.

If there is an effective registration statement covering the shares underlying the warrants and the VWAP, as defined in the warrant, of our common stock exceeds $2.50 for 20 consecutive trading days, then on the 31st day following the end of such period any remaining warrants for which a notice of exercise was not delivered shall no longer be exercisable and shall be converted into a right to receive $.01 per share.

Registration Rights Agreement

We have entered into a registration rights agreement with the investors which requires us to file with the Securities and Exchange Commission no later than 5 business days following the six-month anniversary of the closing of the Series D Financing, a registration statement covering the resale of (i) a number of shares of common stock equal to 100% of the shares issuable upon conversion of the Series D Preferred Stock (excluding 12,000,000 shares of common stock issuable upon conversion of the Series D Preferred Stock that were included on a prior registration statement), (ii) a number of shares of common stock equal to 100% of the shares issuable upon exercise of the warrants issued in the Series D Financing and (iii) 7,500,000 shares of common stock issuable upon exercise of warrants dated May 2, 2007 held by the investors. We are required to use our best efforts to have the registration statement declared effective and keep the registration statement continuously effective under the Securities Act until the earlier of the date when all the registrable securities covered by the registration statement have been sold or the second anniversary of the closing. In the event we fail to file the registration statement within the timeframe specified by the Registration Rights Agreement, we are required to pay to the investors liquidated damages equal to 1.5% per month (pro-rated on a daily basis for any period of less than a full month) of the aggregate purchase price of the Series D Preferred Stock and warrants until we file the delinquent registration statement. We will be allowed to suspend the use of the registration statement for not more than 15 consecutive days or for a total of not more than 30 days in any 12 month period.

Placement Agent Fee

Following the closing of the preferred stock and warrant financing we are obligated to pay Rodman & Renshaw LLC (“Rodman”) a cash fee of $100,000.

Amendments to Prior Warrants and Registration Rights Agreement

At the closing, we entered into an amendment to the registration rights agreement dated May 2, 2007 with the holders of our Series B Preferred Stock to revise the definition of registrable securities under the agreement to only include the 12,000,000 shares of common stock that were included on a prior registration statement and to extend our registration obligations under the agreement by one year. In addition, in connection with the closing, we amended the warrants to purchase common stock issued in connection with the sale of Series B Preferred Stock to conform the terms of those warrants to the terms of the warrants issued in the Series D Financing.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, Certificate of Elimination of Series A 8% Cumulative Convertible Preferred Stock, Form of Common Stock Purchase Warrant, Securities Purchase Agreement, Amendment to the Securities Purchase Agreement, the Registration Rights Agreement, the Amendment to Registration Rights Agreement and the Warrant Amendment Agreement, which are included as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this current report on Form 8-K and are incorporated by reference in this Item.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The sale of preferred stock and warrants described in Item 1.01 above was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Effective April 4, 2008 our certificate of incorporation was amended to eliminate the Certificate of Designations, Preferences and Rights of Series A 8% Cumulative Convertible Preferred Stock. There had not been any shares of Series A preferred stock outstanding since April 2007.

Effective April 10, 2008 our certificate of incorporation was amended to include the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock as described in Item 1.01 above.

As described above, in connection with the closing of the Series D Financing, the holders of our Series B Preferred Stock exchanged all 300 shares of their Series B Preferred Stock for 300 shares of Series D Preferred Stock. In connection with this exchange, the holders of our Series C preferred stock consented and agreed that the Series D preferred stock would be senior to the Series C Preferred Stock with respect to the payment of dividends and liquidation preference.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release issued by us on April 11, 2008 announcing the signing of the closing of the sale of Series D Preferred Stock is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Novelos Therapeutics, Inc.

4.2	Certificate of Elimination Series A 8% Cumulative Convertible Preferred Stock of Novelos Therapeutics, Inc.

4.3	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated March 26, 2008

10.2	Amendment to the Securities Purchase Agreement dated April 9, 2008

10.3	Registration Rights Agreement dated April 11, 2008

10.4	Amendment to Registration Rights Agreement dated April 11, 2008

10.5	Warrant Amendment Agreement dated April 11, 2008

99.1	Press Release dated April 11, 2008 entitled “Novelos Therapeutics Closes $5.7 Million Private Placement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

4.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Novelos Therapeutics, Inc.

4.2	Certificate of Elimination Series A 8% Cumulative Convertible Preferred Stock of Novelos Therapeutics, Inc.

4.3	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated March 26, 2008

10.2	Amendment to the Securities Purchase Agreement dated April 9, 2008

10.3	Registration Rights Agreement dated April 11, 2008

10.4	Amendment to Registration Rights Agreement dated April 11, 2008

10.5	Warrant Amendment Agreement dated April 11, 2008

99.1	Press Release dated April 11, 2008 entitled “Novelos Therapeutics Closes $5.7 Million Private Placement”